                                                                    Exhibit 10.6

                             SHAREHOLDERS AGREEMENT


         This Shareholders Agreement (this "Agreement"), dated as of January 21, 2003, is by and among (i) Southern Star Central Corp., a Delaware corporation (the "Company"), (ii) AIG Highstar Capital, L.P., a Delaware limited partnership ("Highstar"), (iii) ASC Central, LLC, a Delaware limited liability company ("ASC") and (iv) each other person who becomes a party to this Agreement by executing an Instrument of Accession in the form of Exhibit A hereto. Capitalized terms used herein which are not otherwise defined shall have the meanings ascribed to such terms in Section 11 hereof.

         Highstar and any other holder of shares of Common Stock (as defined herein) who becomes party to this Agreement are sometimes referred to in this Agreement as (individually) a "Common Shareholder" or (collectively) the "Common Shareholders." ASC is sometimes referred to in this Agreement as the "Warrant Shareholder," but in all cases, only with respect to its ownership of Warrant Shares, if any. The Common Shareholder and the Warrant Shareholder are sometimes referred to in this Agreement as (individually) a "Shareholder" or (collectively) the "Shareholders."

         WHEREAS, the Company and ASC have entered into a Securities Purchase Agreement (the "Purchase Agreement"), pursuant to which the Company has sold shares of Preferred Stock and a warrant to purchase shares of Common Stock (the "Warrant") to ASC on the terms and conditions set forth therein (the "ASC Transaction");

         WHEREAS, Highstar may in the future enter into one or more stock purchase agreements with other parties ("Other Investors"), pursuant to which Highstar may sell up to fifty percent (50%) of the Common Stock held by Highstar to such Other Investors, provided, that, upon the consummation of any such transactions, Highstar shall retain at least fifty percent (50%) of the economic interest in, or voting power of the Common Stock (excluding for purposes of calculating Highstar's ownership of the Common Stock, Common Stock issued upon exercise of the Warrant) (such transactions referred to herein as, the "Common Equity Transactions"), and upon completion of any such Common Equity Transactions, such Other Investors shall become party to this Agreement as "Common Shareholders";

         WHEREAS, but for the execution and delivery of this Agreement by the Company, ASC would not be willing to enter into the Purchase Agreement or to consummate the ASC Transaction, which transaction will benefit the Company; and

         WHEREAS, to induce ASC to enter into the Purchase Agreement and to consummate the ASC Transaction contemplated thereby, the Company is willing to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:




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                                      -2-

         1. Voting Agreement.

         (a) Agreement with Respect to Voting. For so long as this Agreement remains in effect, each Shareholder shall vote any and all shares of Common Stock held by it from time to time, and shall use its best efforts to cause the several members of the Company's board of directors (the "Board of Directors") to vote, so as to elect members of the Board of Directors, to maintain the membership of the Board of Directors, and to cause the Company to act or abstain from acting, in accordance with the provisions of this Agreement.

         (b) Board of Directors.

                  (i) From and after the completion of the ASC Transaction until the completion of any Common Equity Transactions, if any such Common Equity Transactions should occur, the Board of Directors shall be composed of a total of no more than four (4) individuals, elected as follows:

                  (A) one (1) individual that may be designated by ASC (so long as ASC holds at least fifty percent (50%) of the outstanding shares of Preferred Stock); and

                  (B) three (3) individuals designated by Highstar, which shall include an individual to serve as the Chairman of the Board of Directors (the "Chairman").

                  (C) in the event that at any time, so long as ASC has the right to designate a director, ASC does not have an individual serving as a member of the Board of Directors, ASC shall have the right to appoint one (1) individual to serve as an observer to the Board of Directors, who shall be entitled to attend all meetings of the Board of Directors and who shall receive all informational materials and communications made available to the Board of Directors.

                  (ii) Upon the closing of the Common Equity Transactions, if any, the Board of Directors shall be composed of a total of no more than seven
(7) individuals, elected as follows:

                  (A) one (1) individual that may be designated by ASC (so long as ASC holds at least fifty percent (50%) of the outstanding shares of Preferred Stock);

                  (B) in the event that at any time, so long as ASC has the right to designate a director, ASC does not have an individual serving as a member of the Board of Directors, ASC shall have the right to appoint one (1) individual to serve as an observer to the Board of Directors, who shall be entitled to attend all meetings of the Board of Directors and who shall receive all informational materials and communications made available to the Board of Directors;

                  (C) three (3) individuals designated by Highstar, which shall include an individual to serve as the Chairman; and




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                                        -3-

                  (D) in the event that any Other Investor individually purchases shares of Common Stock in Common Equity Transactions representing twenty-five percent (25%) or more of the outstanding shares of Common Stock, any such Other Investor shall have the right to representation on the Board as determined by mutual agreement between the Company, Highstar and such Other Investor.

                  (iii) Any director elected pursuant to Section 1(b) may be removed before the expiration of his term of office, with or without cause, and any vacancy caused by the death, incapacity, resignation, removal, or other termination of service of any director, may be filled, by (and only by) the Common Shareholder or ASC, as the case may be, originally designating such vacating director, provided, that, if a director elected pursuant to Section 1(b) is convicted of a felony or other crime of moral turpitude ("Special Cause"), such director may be removed by an affirmative vote of the majority of the Board. If a director is removed for Special Cause, the Shareholder appointing such director shall have the right to appoint his or her replacement. Each Shareholder agrees to vote any and all shares of the Company's Common
Stock held by it from time to time in order to comply with this Section 1(b).

                  (iv) All actions to be taken by the Board of Directors concerning any matter regarding the Management Services Agreement shall exclude any members of the Board of Directors designated by the Manager (as defined in the Management Services Agreement) or any of its Affiliates, provided, that any such members shall be included for purposes of determining whether a quorum of directors is present to take action at any meeting with respect thereto.

                  (v) The Shareholders agree that they shall cause their designated directors to cause the Company not to appoint an independent auditor that has been retained by the manager under the Management Services Agreement to provide audit services at any time during the three years prior to the date of this Agreement, unless approved by the directors appointed by Highstar pursuant to Section 1(b).

         2. Restrictions on Transfer of Securities.

         (a) General. No Shareholder shall make any Transfer of equity securities of the Company, or enter into, consent to, or vote in favor of any transaction that would result in any Transfer of equity securities of the Company by such Shareholder, unless all the provisions of this Agreement that are applicable to such Transfer and/or such Shareholder have been complied with by the parties to the Transfer. From and after the date of this Agreement until July 21, 2003 (the "Restricted Period"), no Shareholder shall Transfer any equity securities of the Company; except that any Shareholder may Transfer equity securities of the Company to any Permitted Transferee, if prior to such Transfer to such Permitted Transferee, such Permitted Transferee agrees in writing by delivering an Instrument of Accession to the Company to be bound by all of the terms of this Agreement that are applicable to such appropriate Shareholder (any such transfer a "Permitted Transfer"). Following the expiration of the Restricted Period, but subject to the other provisions of this Agreement and the Amended Charter, a Shareholder may Transfer equity securities of the Company, if prior to such Transfer, the transferee agrees in writing by delivering an Instrument of Accession to the Company to be bound by all of the terms of this Agreement that are applicable to such appropriate Shareholder. Notwithstanding anything to the




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                                      -4-

contrary contained herein, Highstar may complete its sale of Common Stock in Common Equity Transactions irrespective of the restrictions on transfer contained in this Section 2, provided, that, Highstar shall own at least fifty percent (50%) of the economic interest in, or the voting power, of the Common Stock, after such Common Equity Transactions (excluding for purposes of calculating Highstar's ownership of the Common Stock, Common Stock issued upon exercise of the Warrant).

         (b) Prohibited Transfers Void. Any attempted Transfer in violation of the terms of this Agreement shall be ineffective to vest in any purported transferee any right, title, or interest in or to the securities purported to be Transferred, and the Company shall not recognize any such purported transferee as the holder or owner of such securities for any purpose, including without limitation for purposes of exercising voting rights or rights to receive dividends or other distributions in respect of such securities.

         3. Right of First Offer and Certain Other Rights.

         (a) Transfer Notice. At any time following the Restricted Period, a Shareholder (the "Initiating Shareholder") may give notice (the "Transfer Notice") to the Company and each other Shareholder (each, a "Remaining Shareholder" and collectively the "Remaining Shareholders"), in accordance with
Section 12(b) hereof, setting forth (i) that such Initiating Shareholder wishes to Transfer shares of Common Stock held by such Shareholder to a third party that is not an Affiliate of the Initiating Shareholder; and (ii) the number of shares of Common Stock (including for the purposes of this Section 3, the Warrant Shares) proposed to be Transferred by such Initiating Shareholder (the "Offered Securities") and the material terms and conditions, including price per share, of such transfer.

         (b) Company and Shareholders Options and Rights. Upon the giving of any Transfer Notice, subject to all of the provisions of this Section 3, each Remaining Shareholder will have certain options, rights and obligations as follows.

                  (i) Right of First Offer. The Remaining Shareholders, individually or collectively, will have the option (the "Right of First Offer"), but not the obligation, to submit a bona fide written firm offer (an "Offer") in writing to the Initiating Shareholder to purchase all but not less than all of the Offered Securities on a pro-rata basis based on the Remaining Shareholders' ownership of the Common Stock (on a fully-diluted basis). In the event that any Remaining Shareholders elect to purchase less than their pro rata share of the Offered Securities, the other Remaining Shareholders may purchase their pro rata portion, if there is more than one such Remaining Shareholder, or all, if there are no other such Remaining Shareholders, of any Offered Securities any Remaining Shareholder has elected not to purchase. The Offer must be submitted within thirty (30) days of the date the Transfer Notice is deemed effective in accordance with Section 12(b) by such Remaining Shareholder. Failure by the Remaining Shareholders to submit an Offer within such time period will be deemed an election not to exercise their option to submit an Offer. Within ten (10) days after receipt of an Offer, the Initiating Shareholder shall deliver written notice to the Remaining Shareholders indicating whether such Initiating Shareholder shall accept or reject such Offer. If the Initiating




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                                      -5-

Shareholder accepts an Offer, the closing of the purchase and sale of the Offered Securities to the Remaining Shareholders will take place as soon as is reasonably practicable thereafter at such date, time, and place as the Initiating Shareholder and the Remaining Shareholders may reasonably determine. If the Remaining Shareholders do not elect to make an Offer, or if the Initiating Shareholder rejects the Offer, the Initiating Shareholder will thereafter be free, subject to the Co-Sale Rights discussed below, for a period of one hundred eighty (180) days after expiration of the thirty (30) day period referred to above, to consummate a Transfer to an unaffiliated third party (a "Third Party Sale"), at a per share price in excess of the price contained in the Offer, if any; provided, that, the Initiating Shareholder provides prior written notice (a "Sale Notice") of such Third Party Sale to the Remaining Shareholders, which Sale Notice shall contain a description of the material terms of such Third Party Sale; provided, further, that, prior to completing any Third Party Sale, such transferee(s) first execute(s) and deliver(s) to the Company a written agreement to be bound by all of the provisions of this Agreement applicable to the Initiating Shareholder and naming the Shareholders as intended third-party beneficiaries of such agreement. If a Third Party Sale is not consummated within such 180-day period, the Initiating Shareholder will not Transfer any of the Offered Securities as have not been purchased within such period without again complying with all of the provisions of this
Section 3. A Third Party Sale that constitutes a Change of Control shall not be prohibited so long as the Company otherwise complies with Article 4, Part A,
Section 3 of the Amended Charter.

                  (ii) Drag Along Rights. If the Remaining Shareholders elect not to exercise their Right of First Offer under Section 3(b)(i), and the Initiating Shareholder is a holder of at least twenty-five percent (25%) of the outstanding Common Stock and further, that subsequently, such Initiating Shareholder negotiates a Third Party Sale at a price not less than the price set forth in the Offer, the Remaining Shareholders may be required to Transfer all (but not less than all) of their Common Stock (including the Warrant and/or Warrant Shares) then owned by them in such Third Party Sale to the proposed transferee (the "Drag Along Right"), such to effect a sale of all of the outstanding Common Stock. Each Remaining Shareholder will receive from the proposed transferee, the same consideration to be received by the Initiating Shareholder for its Common Stock (including the Warrant and/or Warrant Shares), in such Third Party Sale. To exercise the Drag Along Right, the Initiating Shareholder shall first give to the Company and to each Remaining Shareholder a written notice (a "Drag Along Notice") containing (a) the name and address of the proposed transferee, and (b) the proposed purchase price, terms of payment and other material terms and conditions of the Third Party Sale. Each Remaining Shareholder shall thereafter be obligated to sell to the proposed transferee its shares of Common Stock subject to such Drag Along Notice, such Remaining Shareholder a "Drag Along Shareholder", provided, that, the sale is consummated within ninety (90) days of delivery of the Drag Along Notice, provided, further, that (i) any instruments of conveyance and transfer for such sale shall not include any representations and warranties of such Drag Along Shareholder except such representations and warranties as are ordinarily given by a seller of securities with respect to such seller's authority to sell, enforceability of agreements against such seller, such seller's good title in such securities and good title in such securities to be acquired at the closing of such sale and (ii) that all representations and warranties, covenants, indemnities and agreements shall be made by the Initiating Shareholder and each Drag Along Shareholder thereunder severally and not jointly and that any liability of the Initiating Shareholder and the Drag Along Shareholder




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                                      -6-

thereunder shall be borne by each of them on a pro rata basis determined according to the number of shares of Common Stock sold by each of them.
If such sale is not consummated within such ninety (90) day period, then each affected Remaining Shareholder may sell, but shall no longer be obligated to sell, such Remaining Shareholder's shares of Common Stock pursuant to such Drag Along Notice.

                  (iii) Co-Sale Rights. If the Remaining Shareholders elect not to exercise the Right of First Offer described above or if the Initiating Shareholder rejects the offer from the Remaining Shareholders, and subsequently, the Initiating Shareholder delivers a Sale Notice pursuant to Section 3(b)(i), the Remaining Shareholders shall have the right, but not the obligation (the "Co-Sale Right"), to participate in the Transfer at the same price and on the same terms as specified in the Sale Notice. Each Remaining Shareholder shall have the right to Transfer that number of shares of Common Stock (or if such number is not an integral number, the next integral number which is greater than such number) which shall be the product of (i) the aggregate number of shares of Common Stock to be Transferred in the contemplated sale, times (ii) the quotient determined by dividing (x) the aggregate number of shares of Common Stock (including Warrant Shares) on a fully-diluted basis owned by such Remaining Shareholder by (y) the aggregate number of shares of Common Stock (including Warrant Shares) of the Company outstanding on a fully diluted basis. The failure of any Remaining Shareholder to exercise such Co-Sale Rights shall result in such Remaining Shareholder's exclusion from the sale specified in the Sale Notice. If any Remaining Shareholder desires to exercise its Co-Sale Rights, such Remaining Shareholder shall give written notice thereof to the Initiating Shareholder no later than twenty (20) days after receipt of the Sale Notice. Each Remaining Shareholder desiring to exercise its Co-Sale
Rights shall promptly take all steps described in the Sale Notice to effectuate the sale of the shares covered thereby, including without limitation the furnishing of information customarily provided in connection with such a sale and the execution of such sales and other transfer documents with such representations, warranties, agreements, covenants and indemnities as may be required by the terms of the Sale Notice.

         (c) Notwithstanding anything to the contrary contained herein, Highstar may complete its sale of Common Stock in Common Equity Transactions without compliance with the provisions of this Section 3; provided, that, Highstar shall own at least fifty percent (50%) of the economic interest in, or the voting power of, the Common Stock after such Common Equity Transactions (excluding for purposes of calculating Highstar's ownership of the Common Stock, Common Stock issued upon exercise of the Warrant).

         4. Pre-Emptive Rights.

         (a) Participation Rights. Subject to the exclusions set forth in
Section 4(c) below, and to the provisions of the following sentence of this
Section 4(a), if at any time prior to a Qualified Public Offering, the Company authorizes the offer, issuance, or sale, or offers, issues or sells to any person (the "Offeree") any shares of Common Stock, or other securities of the Company (whether as newly issued shares or other securities or from the Company's treasury) in an offering not registered under the Securities Act of 1933, as amended (the "Securities Act"), the Company will first offer to sell, by written notice at least twenty (20) days prior to the proposed




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                                      -7-

offer, issuance or sale, to each Shareholder a portion (such Shareholder's "Portion") of such shares or securities authorized to be offered, issued or sold, or proposed to be offered, issued or sold equal to the product obtained by multiplying (i) the number of such shares or securities authorized to be offered, issued or sold, or proposed to be offered, issued or sold, by (ii) the quotient obtained by dividing (A) the number of shares of Common Stock (including Warrant Shares as if the Warrant had been fully exercised) held by such holder on a fully diluted basis by (B) the sum of the aggregate number of shares of Common Stock (including Warrant Shares as if the Warrant had been fully exercised) of the Company outstanding on a fully diluted basis.

         (b) Procedure. Each Shareholder will be entitled (but not obligated) to purchase all or part of such Shareholder's Portion at the same price and on the same terms as such stock or securities are to be offered to the Offeree. Each such Shareholder may exercise such purchase rights within twenty (20) days after receipt of written notice from the Company describing in reasonable detail the stock or securities to be offered to the Offeree, the purchase price thereof, the payment terms, and such Shareholder's percentage allotment. If any such Shareholder fails in whole or in part to exercise the purchase rights hereunder within such twenty (20) day period (other than by reason of the Company's failure to comply with the provisions of this Section 4), then the other Shareholders of Common Stock shall have the right to acquire such Portion (which right may be exercised by any such Shareholder by indication in such Shareholder's notice to the Company of its exercise of purchase rights hereunder such Shareholder's desire to acquire additional securities, or otherwise). If oversubscribed for, any such Portion not purchased by the Shareholder initially entitled thereto shall be allocated among the other Shareholders of Common Stock desiring to acquire such Portion pro rata in proportion to the numbers of shares of Common Stock held by each such other Shareholder. The Company may sell so much, and only so much, of any Portion as to which no Shareholder, having been offered the right to purchase such Portion in accordance with all of the provisions of this Section 4, has exercised such purchase rights, to the Offeree at the same price and on the same terms as those offered to such Shareholder, provided, that, in the event that the whole of such Shareholder's Portion of such securities is not sold to the Offeree within sixty (60) days following the lapse of the twenty (20) day exercise period provided to the Shareholder (subject to an extension of such 60 day period to obtain any necessary regulatory consents, such extension to be approved by the Company, which approval shall not unreasonably be withheld), such unsold securities will once again be subject to the purchase rights hereunder. In the event that shares of Common Stock are authorized to be issued and sold by the Company for services, property, or other non-cash consideration, each Shareholder of Common Stock will be allowed to participate in such issue and sale by substituting cash in the amount of the Fair Market Value, per share, of such non-cash consideration.

         (c) Excluded Transactions. The rights provided in this Section 4 will not apply to (i) shares of capital stock issued by the Company pursuant to stock dividends, stock splits, recapitalizations, and similar transactions; (ii) options, warrants or other rights to purchase or receive capital stock, and any shares of capital stock issued upon the exercise thereof or upon such a purchase, in each case to officers, directors, consultants, agents and employees of the Company pursuant to the Company's equity incentive plans, each as approved by a majority of the Board of Directors (other than any directors that also are officers of the Company); (iii) the




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                                      -8-

issuance of shares of, or warrants to purchase, Common Stock to strategic partners or licensors of the Company and approved by the Board of Directors in an aggregate amount not to exceed five percent (5%) of the outstanding Common Stock; (iv) other issuances of equity securities of the Company in connection with any senior debt financing approved by the Board of Directors; and (v) non-cash consideration issued or paid in connection with the acquisition of another entity (whether through merger or otherwise), provided, that, such issuance is otherwise permitted under the terms of the Company's Amended Charter.

         5. Procedures For Involuntary Transfers.

         (a) Transfers by Operation of Law. In the event that any Shareholder:
(i) files a voluntary petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver or makes an assignment for the benefit of creditors, (ii) is subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to any equity securities of the Company and such involuntary petition or assignment or attachment is not discharged within ninety (90) days, or (iii) is subjected to any other possible transfer of any equity securities of the Company by operation of law, including without limitation an assignment pursuant to a divorce decree or other similar proceeding, then such Shareholder shall notify the Company and each other Shareholder of such event and the Company and each other Shareholder shall have an option to purchase from any receiver, petitioner, assignee, transferee, or other person obtaining an interest in such equity securities (unless such person is a Permitted Transferee) (a "Transferee by Law") all or any portion of such equity securities and all interests therein as if, and upon the same terms and conditions as if, at the time of such event such Transferee by Law had given a Transfer Notice in accordance with the provisions of Section 3 of this Agreement, stating a price equal to the Fair Market Value of such equity securities (as determined in accordance with Section 5(b) below).

         (b) Determination of Fair Market Value. For the purposes of this Agreement only, the "Fair Market Value" of securities of the Company shall be determined as follows. The Company and the Transferee by Law (an "Involuntary Transferee") shall in good faith attempt to agree upon the fair market value of such securities. "Fair Market Value" shall in all cases be calculated on the assumption of an arms'-length sale at open market value (taking into account any discount applicable to a minority interest and/or illiquidity for purposes only of this Section 5). If such Fair Market Value has not been agreed upon within thirty (30) days after the date of the deemed Transfer Notice, then within five
(5) days after the end of that thirty (30) day period, the Company, the Shareholders and the Involuntary Transferee shall in good faith agree upon and appoint an independent appraiser. Within sixty (60) days after such appointment, the appraiser shall submit to the Company, the Shareholders and the Involuntary Transferee a written appraisal of the Fair Market Value, which shall be conclusive. Each of the Company and the Involuntary Transferee shall be responsible for one-half of the fees and expenses of such appraiser.

         6. Restrictive Legends. For so long as this Agreement remains in effect, the certificates representing any shares of capital stock or other securities of the Company held by any Shareholder shall bear restrictive legends in substantially the following form:




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                                      -9-

         "The securities represented by this certificate are subject to certain restrictions with respect to the voting and the transfer of such securities set forth in a Shareholders Agreement, dated as of January 21, 2003, by and among the issuer of such securities and the registered holder of this certificate (or such holder's predecessor-in-interest) and certain others. A copy of such agreement is on file and may be inspected by the registered holder of this certificate at the principal executive office of the issuer."

         7. Termination of Restrictions. All restrictions on transfer contained herein, will terminate immediately upon the closing of the first to occur of (i) a Qualified Public Offering, or (ii) the sale, transfer, or other disposition of all or substantially all of the Company's assets to one or more persons (other than any wholly owned subsidiary of the Company) in a single transaction or series of related transactions, whether effected through a merger, consolidation, sale of assets or securities. No such termination shall affect the rights or liabilities of any person in respect of any breach of this Agreement prior to such termination.

         8. Registration Rights.

         (a)      Definitions. As used in this Section 8:

                  Commission means the Securities and Exchange Commission.

                  Holder, for purposes of this Section 8 only, means all holders to whom any Registrable Securities are transferred in accordance with the provisions of this Agreement.

                  Registered and registration refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement.

                  Registrable Securities means, at any particular time, all shares of Common Stock, Warrants and/or Warrant Shares originally issued to the Shareholders and outstanding at such time and which shall not have been previously sold pursuant to a registration or Rule 144 under the Securities Act.

                  Underwriters' Maximum Number means for any Piggyback Registration, or any Demand Registration or other registration which is an underwritten registration, that number of securities to which such registration should, in the opinion of the managing underwriters of such registration in light of marketing factors, be limited.

         (b)      Demand Registration.

                  (i) Request for Demand Registration. Upon the later of (x) the third anniversary of the Common Equity Transaction, or (y) a Qualified Public
Offering:

                  (A) Subject to the limitations contained in the following paragraphs of this Section 8(b)(i), Holders holding in an aggregate more than fifty percent (50%) of the outstanding Common Stock (including Warrant Shares), may on two and only two occasions, give to the Company, pursuant to this clause (A), a written request for the registration by the Company under the Securities Act of all or any part of the Registrable Securities held by the requesting Shareholders (such registration being herein called a "Demand Registration"). Within ten (10) days after the receipt by the Company of any such written request, the Company will give written notice of such registration request to all other Holders of Registrable Securities.

                  (B) Subject to the limitations contained in the following paragraphs of this Section 8(b), after the receipt of such written request for a Demand Registration, (x) the Company will be obligated and required to include in such Demand Registration all Registrable Securities with respect to which the Company shall receive from Holders of Registrable Securities, within thirty (30) days after the date on which the Company shall have given to all Holders a written notice of registration request pursuant to Section 8(b)(i)(A) hereof, the written requests of such Holders for inclusion in such Demand Registration, and
         (y) the Company will use its best efforts in good faith to effect promptly the registration of all such Registrable Securities. All written requests made by Holders of Registrable Securities pursuant to this clause (y) will specify the number of shares of Registrable Securities to be registered and will also specify the intended method of disposition thereof. Such method of disposition shall, in any case, be an underwritten offering if an underwritten offering is requested by Holders of fifty-one percent (51%) or more of the Registrable Securities to be included in such Demand Registration.

                  (ii) Limitations on Demand Registration.

                  (A) Any registration initiated by Holders of Registrable Securities as a Demand Registration pursuant to Section 8(b) hereof shall not count as a Demand Registration for purposes of the limitation to two Demand Registrations for each Common Shareholder contained in
         Section 8(b)(i) unless and until such registration shall have become effective; provided, that, if within one hundred eighty (180) days after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, then such registration will be deemed not to have been effected.

                  (B) Except as otherwise provided in Section 8 of this Agreement, the Company shall not be obligated or required to effect the Demand Registration of any Registrable Securities pursuant to Section 8(b) hereof during the period commencing on the date falling sixty (60) days prior to the Company's estimated date of filing of, and ending on the date one hundred-eighty (180) days following the effective date of, any registration statement pertaining to any underwritten offering initiated by the Company, for the account of the Company; provided, however, that the Company will use its best efforts in good faith to cause any such registration statement for its own account to be filed and to become effective as expeditiously as shall be reasonably possible.

                  (iii) Priority on Demand Registrations. If the managing underwriters in any Demand Registration shall give written advice to the Company and the Holders of Registrable Securities to be included in such registration of an Underwriters' Maximum Number, then the Company will be obligated and required to include in such registration that number of Registrable Securities requested by the Holders thereof to be included in such registration which does not exceed the Underwriters' Maximum Number, and such number of Registrable Securities shall be allocated pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by each such Holder.

                  (iv) Selection of Underwriters. If any Demand Registration or any registration effected pursuant to this Section 8 relates to an underwritten offering, or a best efforts underwritten offering, the investment bankers and managing underwriters in such registration will be selected by the Company, subject to (i) the approval of Holders of fifty-one percent (51%) or more of the Registrable Securities to be included in such registration (which approval will not be unreasonably withheld or delayed) and (ii) the approval of the Board of Directors of the Company (which approval shall not be unreasonably withheld or delayed).

         (c) Piggyback Registrations.

                  (i) Rights to Piggyback.

                  (A) If (and on each occasion that) the Company proposes to register any of its securities under the Securities Act either for the Company's own account or for the account of any of its security holders (each such registration not withdrawn or abandoned prior to the effective date thereof being herein called a "Piggyback Registration"), the Company will give written notice to the Shareholders of such proposal not later than forty-five (45) days prior to the anticipated filing date of such Piggyback Registration. Within seven (7) days after the receipt of each such notice, any Shareholder may, give to the Company, pursuant to this clause (A), a written request for the inclusion in such Piggyback Registration of all or any part of the Registrable Securities held by the requesting Shareholder. Within seven
         (7) days after the receipt by the Company of any such request, the Company will give written notice of such request to all other Holders of Registrable Securities.

                  (B) Subject to the provisions contained in paragraphs (b) and
         (c) of this Section and in the last two sentences of this clause (ii),
         (x) the Company will be obligated and required to include in each Piggyback Registration all Registrable Securities with respect to which the Company shall receive from Holders of Registrable Securities, within fifteen (15) days after the date on which the Company shall have given written notice of such Piggyback Registration to all Holders of Registrable Securities pursuant to Section 8 hereof, the written requests of such Holders for inclusion in such Piggyback Registration, and (y) the Company will use its best efforts in good faith to effect promptly the registration of all such Registrable Securities. The Holders of Registrable Securities shall be permitted to withdraw all or any part of the Registrable Securities of such Holders from any Piggyback Registration at any time prior to the earlier of (a) the deposit with the managing underwriters of such Registrable Securities and the execution of custody or similar agreements relating thereto, or (b) the effective date of such Piggyback Registration. The Company will not be obligated to include any Registrable Securities in any registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable.

                  (ii) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration initiated by the Company, and the managing underwriters shall give written advice to the Company of an Underwriters' Maximum Number, then the Company will be obligated and required to include in such registration only a number of Registrable Securities which shall have been requested by the Holders thereof to be included in such registration which shall not exceed the excess of the Underwriters' Maximum Number over the number of shares proposed to be registered on behalf of the Company, such number to be allocated pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by each such Holder.

                  (iii) Priority on Secondary Registrations. If any Piggyback Registration is an underwritten secondary registration initiated by holders of the Company's securities, and the managing underwriters shall give written advice to the Company of an Underwriters' Maximum Number for such registration, then: (x) the Company will be obligated and required to include in such registration that number of Registrable Securities which shall have been requested by the Holders thereof to be included in such registration and which shall not be more than forty percent (40%) of the Underwriters' Maximum Number, and such number of Registrable Securities shall be allocated pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by each such Holder; (y) the holders initiating such Piggyback Registration shall be entitled to include in such registration that number of securities which they proposed to offer and sell for their own account and which does not exceed the difference between the Underwriters' Maximum Number and the number of Registrable Securities which the Company shall be required to include in such registration; and (z) if the Underwriters' Maximum Number exceeds the sum of the number of Registrable Securities which the Company shall be required to include in such registration and the number of securities to be included in such registration by holders initiating such registration, then the Company may include in such registration that number of securities for its own account which shall not be greater than such excess.

                  (iv) Selection of Underwriters. In any Piggyback Registration effected in connection with an underwritten offering, the Company shall (unless the Company shall otherwise agree) have the right to select the investment bankers and managing underwriters in such registration.

                  (v) S-3 Registration Rights. After the Company has qualified for the use of Form S-3 under the Securities Act, any Holder shall have the right at any time to request registrations on Form S-3 or any related qualifications or compliance with respect to all or part of the Registrable Securities owned by such Holders. Such request shall be in writing and shall state the number of shares of Registrable Securities that such Holder wishes to dispose of and the intended method of disposition of shares.

         (d) Lockup Agreements.

                  (i) Restrictions on Public Sale by Holders of Registrable Securities. Upon the request of the Company or the managing underwriters in connection with an underwritten registration of the Company's securities, each Holder of Registrable Securities to be included in any such registration will not, upon receipt of written notice from the Company at least two (2) days prior to the effective date of such underwritten registration without the prior written consent of the Company or such underwriters, effect any public sale or other distribution of any equity securities of the Company, including any sale pursuant to Rule 144, during the seven (7) days prior to, and during the one hundred and eighty (180) day period commencing on, the effective date of such underwritten registration, except in connection with such underwritten registration; provided, that each officer and director of the Company and each other person who is also an affiliate of the Company shall enter into similar agreements and

                  (ii) Restrictions on Public Sale by Company. The Company agrees not to effect any public sale or other distribution of its equity securities (other than pursuant to exercises of Warrants), or any securities convertible into or exchangeable or exercisable for such equity securities, during the period commencing on the seventh day prior to, and ending on the ninetieth day following, the effective date of any underwritten registration, except in connection with any such underwritten registration.

         (e) Registration Procedures. If (and on each occasion that) the Company shall become obligated to effect any registration of any Registrable Securities hereunder, the Company will use its best efforts in good faith to effect promptly the registration of such Registrable Securities and to permit the public offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof, and, in connection therewith, the Company, as expeditiously as shall be reasonably possible, will:

                  (i) prepare and file with the Commission a registration statement with respect to such Registrable Securities, and use its commercially reasonable best efforts in good faith to cause such registration statement to become and remain effective as provided herein;

                  (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus included in such registration statement as may be necessary or advisable to comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement or as may be necessary to keep such registration statement effective and current, but for no longer than ninety (90) days subsequent to the effective date of such registration;

                  (iii) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as any such seller may reasonably request in order to facilitate the disposition of the Registrable Securities held by such seller;

                  (iv) enter into such customary agreements and take all such other action in connection therewith as the Holders of fifty-one percent (51%) or more of the Registrable Securities being registered reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                  (v) use its commercially reasonable efforts in good faith to register and qualify the Registrable Securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as any seller shall reasonably request and do any and all such other acts and things as may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities held by such seller; provided, however, that the Company shall not be required in connection therewith to qualify to do business or file a general consent to service of process in any such jurisdiction; and

                  (vi) furnish to each prospective seller a signed counterpart, addressed to the prospective sellers, of (x) an opinion of counsel for the Company, dated the effective date of the registration statement, and (y) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the "comfort" letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of issuer's counsel and in "comfort" letters delivered to the underwriters in underwritten public offerings of securities.

                  (vii) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare (and, when completed, give notice to each seller of Registrable Securities) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided, that upon such notification by the Company, each seller of such Registrable Securities will not offer or sell such Registrable Securities until the Company has notified such seller that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to such seller;

                  (viii) notify counsel for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

                  (ix) cause all such Registrable Securities to be listed, prior to the date of the first sale of such Registrable Securities pursuant to such registration, on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed with the National Association of Securities Dealers automated quotation system ("NASDAQ") or other similar system;

                  (x) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (xi) enter into all such customary agreements (including underwriting agreements in customary form) and take all such other actions as counsel for the holders of Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

                  (xii) make available for inspection on a confidential basis by any seller, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (in each case after reasonable prior notice), all relevant financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply on a confidential basis all relevant information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (xiii) permit any Holder of Registrable Securities which Holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company within the meaning of Section 15 of the Securities Act, to participate in the preparation of such registration or comparable statement and to permit the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included, provided that such material shall be furnished under such circumstances as shall cause it to be subject to the indemnification provisions provided pursuant to Section 8(g) hereof;

                  (xiv) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, use its best efforts promptly to obtain the withdrawal of such order;

                  (xv) if requested by the managing underwriter or underwriters or any Holder Registrable Securities in connection with any sale pursuant to a registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters or such holder reasonably requests to be included therein, and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

                  (xvi) cooperate with the Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold under such registration, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request; and

                  (xvii) otherwise comply with all applicable rules and regulations of the Commission, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than ninety (90) days after the end of the twelve month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve month period.


         (f) Cooperation by Prospective Sellers, Etc.

                  (i) Each prospective seller of Registrable Securities will furnish to the Company in writing such information as the Company may reasonably require from such seller, and otherwise reasonably cooperate with the Company in connection with any registration statement with respect to such Registrable Securities.

                  (ii) The failure of any prospective seller of Registrable Securities to furnish any information or documents in accordance with any provision contained in this Section 8 shall not affect the obligations of the Company under this Section 8 to any remaining sellers who furnish such information and documents unless in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the viability of the offering or the legality of the registration statement or the underlying offering.

                  (iii) The Holders of Registrable Securities included in any registration statement will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update such registration statement or prospectus; but the obligations of the Company with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the period such suspension is in effect.

                  (iv) At the end of any period during which the Company is obligated to keep any registration statement current and effective as provided by Section 8 hereof (and any extensions thereof required by the preceding paragraph (c) of this Section 8(f)), the Holders of Registrable Securities included in such registration statement shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such registration statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold promptly after receipt of such notice from the Company.

         (g) Registration Expenses.

                  (i) All costs and expenses incurred or sustained in connection with or arising out of each registration pursuant to Sections 8(b) and (c) hereof, including, without limitation, all registration, filing and NASD fees, fees and expenses of compliance with securities or Blue Sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with the Blue Sky qualification of Registrable Securities), printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel representing any or all of the Holders, fees and disbursements of all independent certified public accountants (including the expenses relating to the preparation and delivery of any special audit or "cold comfort" letters required by or incident to such registration), the reasonable fees and expenses of any special experts retained by the Company of its own initiative or at the request of the managing underwriters in connection with such registration, and fees and expenses of all (if any) other persons retained by the Company (all such costs and expenses being herein called, collectively, the "Registration Expenses"), will be borne and paid by the Company; provided, however, that the Company shall not pay nor otherwise be responsible for fees, disbursements, discounts and commissions of underwriters, any legal fees or disbursements of more than one counsel for any of the Holders of Registrable Securities and the Company shall not pay nor otherwise be responsible for any fees and expenses associated with the registration of Securities of a Holder of Registrable Securities included in a Piggyback Registration in a jurisdiction in which the Company would not otherwise have registered Securities in connection with such Piggyback Registration. The Company will, in any case, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the expense of any liability insurance, and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities of the Company are then listed.

                  (ii) The Company will not bear the cost of nor pay for any stock transfer taxes imposed in respect of the transfer of any Registrable Securities to any purchaser thereof by any Holder of Registrable Securities in connection with any registration of Registrable Securities pursuant to this
Section 8.

                  (iii) To the extent that Registration Expenses incident to any registration are, under the terms of this Section 8, not required to be paid by the Company, each Holder of Registrable Securities included in such registration will pay all Registration Expenses which are clearly solely attributable to the registration of such Holder's Registrable Securities so included in such registration (including without limitation underwriting discounts and commissions), and all other Registration Expenses not so attributable to one Holder will be borne and paid by all Holders of Registrable Securities included in such registration in proportion to the number of Registrable Securities so included by each such Holder.

         (h)      Indemnification.

                  (i) Indemnification by Company. The Company will indemnify each Holder joining in a registration and each underwriter of the securities so registered, the officers, directors and partners of each such person and each person who controls any thereof (within the meaning of the Securities Act) and their respective successors in title and assigns against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, underwriter, officer, director, partner and controlling person for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any actual or alleged untrue statement or omission which (i) was based upon information furnished in writing to the Company by any such Holder, underwriter, officer, director, partner or controlling person, or
(ii) related to a preliminary prospectus and was corrected in the final prospectus if any such Holder, underwriter, officer, director, partner or controlling person failed to deliver a copy of the final prospectus to the applicable purchaser(s).

                  (ii) Indemnification by Each Holder. Each Holder joining in a registration will indemnify each other holder, each underwriter of the securities so registered, the Company and its officers and directors and each person, if any, who controls any thereof (within the meaning of the Securities
Act) and their respective successors in title and assigns against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact relating to such Holder contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact relating to such Holder required to be stated therein or necessary to make the statements therein not misleading, and such Holder will reimburse each underwriter, the Company and each other person indemnified pursuant to this paragraph (b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission relating to such Holder was made in reliance upon and in conformity with written information furnished to such underwriter or the Company in an instrument duly executed by such Holder and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto; and provided, further, that each Holder's liability hereunder with respect to any particular registration shall be limited to an amount equal to the net proceeds received by such Holder from the Registrable Securities sold by such Holder in such registration.

                  (iii) Indemnification Proceedings. Each party entitled to indemnification pursuant to this Section 8(h) (the "indemnified party") shall give notice to the party required to provide indemnification pursuant to this
Section 8(h) (the "indemnifying party") promptly after such indemnified party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided, that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be reasonably acceptable to the indemnified party, and the indemnified party may participate in such defense at such party's expense; and provided, further, that notwithstanding the election of the indemnifying party to assume the defense of any such claim or litigation, the indemnified party shall have the right to employ separate counsel and to participate in the defense of such claim or litigation and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (x) there may be legal defenses available to such indemnified party which are different from or additional to those available to the indemnified party, or both are defendants in an action and a conflict of interest would prevent the same counsel from representing both; (y) the indemnifying party shall not have employed counsel to represent the indemnified party reasonably satisfactory to such indemnified party within a reasonable time after notice of any such claim or litigation; or (z) the indemnifying party shall authorize such indemnified party to employ such separate counsel at its expense; and provided, further, that the failure by any indemnified party to give notice as provided in this paragraph (iii) shall not relieve the indemnifying party of its obligations under this Section 8(h) except to the extent that the failure results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The reimbursement required by this Section 8(h) shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                  (iv) Contribution in Lieu of Indemnification. If the indemnification provided for in Section 8(h) hereof is unavailable to a party that would have been an indemnified party under such section in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 8(h) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(h). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(h) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (i) Rule 144 Requirements. From time to time after the earlier to occur of (a) the ninetieth day following the date on which there shall first become effective a registration statement filed by the Company under the Securities Act, or (b) the date on which the Company shall register a class of securities under Section 12 of the Exchange Act, the Company will make every effort in good faith to make publicly available and available to the Holders of Registrable Securities, pursuant to Rule 144 of the Commission under the Securities Act, such information as shall be necessary to enable the Holders of Registrable Securities to make sales of Registrable Securities pursuant to that Rule. The Company will furnish to any Holder of Registrable Securities, upon request made by such Holder at any time after the undertaking of the Company in the preceding sentence shall have first become effective, a written statement signed by the Company, addressed to such Holder, describing briefly the action the Company has taken or proposes to take to comply with the current public information requirements of Rule 144. The Company will, at the request of any Holder of Registrable Securities, upon receipt from such Holder of a certificate certifying (x) that such Holder has held such Registrable Securities for a period of not less than two (2) consecutive years, (y) that such Holder has not been an affiliate (as defined in Rule 144) of the Company for more than the ninety (90) preceding days, and (z) as to such other matters as may be appropriate in accordance with such Rule (or any similar successor rule), remove from the stock certificates representing such Registrable Securities that portion of any restrictive legend which relates to the registration provisions of the Securities Act.

         (j) Participation in Underwritten Registrations. No person may participate in any underwritten registration pursuant to this Section 8 unless such person (x) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled, under the provisions hereof, to approve such arrangements, and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the terms of such underwriting arrangements.

         (k)      Miscellaneous.

                  (i) No Inconsistent Agreements. The Company will not, at any time after the date hereof, enter into any agreement or contract (whether written or oral) with respect to any of its securities which provides registration rights prior or superior to the registration rights granted by the Company to Holders of Registrable Securities hereunder.

                  (ii) Term. The agreements of the Company contained in this
Section 8 shall continue in full force and effect so long as any Shareholder holds any Registrable Securities.


         9. Covenants. The Company covenants that it will comply and will cause its subsidiaries to comply with the following provisions:

         (a) Annual Statements. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of the Company, the Company will deliver to each holder of twenty-five percent (25%) or more of the outstanding shares of Common Stock (a "Special Holder"), a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PriceWaterhouseCoopers or other independent certified public accountants of nationally recognized standing.

         (b) Quarterly Statements. As soon as available, but in any event not later than 45 days after the end of each Fiscal Quarter (other than the last Fiscal Quarter of a Fiscal Year) of the Company, the Company will deliver to each Special Holder the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such Fiscal Quarter and the related unaudited consolidated statements of income and of cash flows for such Fiscal Quarter and the portion of the Fiscal Year through the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the previous Fiscal Year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All financial statements required to be delivered pursuant to paragraphs (a) and
(b) above shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         (c) Other Financial Information. The Company will deliver to each Special Holder at the time such information is provided to the Board of Directors or as soon as reasonably practicable thereafter, an annual budget and projected monthly balance sheets, statements of income and statements of cash flows for such fiscal year, and as soon as reasonably practicable after preparation thereof complete and correct copies of all monthly and quarterly (if any) or annual budgetary analyses or forecasts of the Company in the form customarily prepared by management for its own internal use or the use of the board of directors of the Company. The Company will provide to each Special Holder any other financial and business information as may be reasonably requested by such Special Holder.

         (d) Notice of Litigation, Defaults, Etc. The Company will promptly give notice to each Special Holder of any litigation or any administrative proceeding to which the Company or any of its subsidiaries may hereafter become a party which may result in a material adverse effect on the assets, liabilities, business, operations or condition of the Company. Promptly upon any officer of the Company obtaining knowledge of any material default or event of default or other material event under any material agreement to which the Company or a subsidiary is a party, the Company will furnish a notice specifying the nature and period of existence thereof.

         (e) Confidential Information. The information rights set forth in this
Section 9 shall be exercised solely in furtherance of the proper interests of the Special Holder as an investor in the Company, and the Special Holder exercising its rights of inspection hereunder, and its representatives shall maintain the confidentiality of all financial and other confidential information of the Company acquired by them in exercising such rights.

         (f) Termination. The obligations of the Company set forth in this
Section 9 shall terminate in accordance with the termination of the restrictions on transfer pursuant to Section 7 hereof.

         10. Agreements of the Common Shareholders. Each of the Common Shareholders agrees that:

         (a) Such Common Shareholder is not a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" as defined in the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act").

         (b) Such Common Shareholder shall not take or omit to take any action which action or omission could cause the Company or any of its Subsidiaries (including Southern Star Central Gas Pipeline, Inc.) to become a "subsidiary company" or an "affiliate" of a "holding company" as defined in the Holding Company Act or otherwise subject to any regulation thereunder.

         11. Definitions. Unless the context otherwise requires, the terms defined in this Section 11 shall have, for all purposes of this Agreement, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).


                  "Affiliate," except as otherwise defined in this Agreement, means any person directly or indirectly controlling or controlled by or under common control with the Company or any Subsidiary, provided, that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.


                  "Amended Charter" means the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.

                  "ASC" has the meaning set forth in the recitals hereto.

                  "ASC Transaction" has the meaning set forth in the recitals hereto.

                  "Board of Directors" has the meaning set forth in Section 1(a) hereof.

                  "Chairman" has the meaning set forth in Section 1(b)(i)(B) hereof.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Equity Transactions" has the meaning set forth in the recitals hereto.

                  "Common Stock" means the common stock, $.01 par value per share, of the Company.

                  "Common Shareholder" has the meaning set forth in the introductory paragraphs.

                  "Company" means Southern Star Central Corp.

                  "Co-Sale Right" has the meaning set forth in Section 3(b)(iii) hereof.

                  "Demand Registration" has the meaning set forth in Section 8(b)(i)(A) hereof.

                  "Dispute" has the meaning set forth in Section 12(i) hereof.

                  "Drag Along Rights" has the meaning set forth in the Section 3(b)(ii) hereof.

                  "Drag Along Notice" has the meaning set forth in Section 3(b)(ii) hereof.

                  "Economic Interest" shall mean the right to receive dividends and other distributions with respect to the ownership of capital stock of the Company.

                  "Fair Market Value" has the meaning set forth in Section 5(b) hereof.

                  "Fiscal Quarter" means a calendar quarter ending on the last day of March, June, September or December and beginning on the day following the end of the immediately preceding calendar quarter.

                  "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "2002 Fiscal Year") refers to the Fiscal Year ending on December 31 of such calendar year.

                  "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

                  "Highstar" has the meaning set forth in the introductory paragraph.

                  "Initiating Shareholder" has the meaning set forth in Section 3(a) hereof.

                  "Involuntary Transferee" has the meaning set forth in Section 5(b) hereof.

                  "Management Services Agreement" means that certain Management Services Agreement, dated November 20, 2002, by and between Southern Union Company (or one of its affiliates) and the Company.

                  "Offer" has the meaning set forth in Section 3(b)(i) hereof.

                  "Offered Securities" has the meaning set forth in Section 3(a) hereof.

                  "Offeree" has the meaning set forth in Section 4(a) hereof.

                  "Other Investors" has the meaning set forth in the recitals hereto.

                  "Permitted Transfer" has the meaning set forth in Section 2(a) hereof.

                  "Permitted Transferee(s)" means a transfer by a Shareholder to an entity which controls, is controlled by, or is under common control with, such Shareholder.

                  "Person" means a corporation, an association, a partnership, a limited liability company, an organization, a business, a business trust, a trust, an individual, a government or political subdivision thereof or a governmental agency.

                  "Portion" has the meaning set forth in Section 4(a) hereof.

                  "Preferred Stock" means the Series A Preferred Stock, $.01 par value per share, of the Company.

                  "Purchase Agreement" has the meaning set forth in the introductory paragraphs.

                  "Responsible Officer" means the chief executive officer, president or chief financial officer of the Company, but in any event, with respect to financial matters, the chief financial officer of the Company.

                  "Restricted Period" has the meaning set forth in Section 2(a) hereof.

                  "Qualified Public Offering" means the closing of the Company's underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of Common Stock at a price per share of not less than $1.00 (subject to adjustment for any stock splits, stock dividends, reclassifications or the like) in which not less than $100,000,000 of gross proceeds from such public offering are received by the Company for the account of the Company.

                  "Remaining Shareholder" has the meaning set forth in Section 3(a) hereof.

                  "Right of First Offer" has the meaning set forth in Section 3(b)(i) hereof.

                  "Rules" has the meaning set forth in Section 12(i)(2).

                  "Sale Notice" has the meaning set forth in Section 3(b)(i) hereof.

                  "Securities Act" has the meaning set forth in Section 4(a) hereof.

                  "Shareholder" has the meaning set forth in the introductory paragraphs hereto.

                  "Special Cause" has the meaning set forth in Section 1(b)(iii) hereof.


                  "Special Holder" has the meaning set forth in Section 9 hereof.

                  "Subsidiary" means with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock, entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or one or more Subsidiaries of such person (or any combination thereof).

                  "Third Party Sale" has the meaning set forth in Section 3(b)(i) hereof.

                  "Transfer" means any sale, pledge, assignment, encumbrance, gift, or other disposition or transfer of shares of Common Stock or other equity securities of the Company (as used in this Agreement, the terms "equity security" and "equity securities" include without limitation options, warrants, and other rights to acquire shares of the Company's capital stock, and securities and other instruments that are convertible into or exchangeable for shares of the Company's capital stock, and/or any legal or beneficial interest in any of the foregoing), or any legal or beneficial interest therein, including any tender or transfer in connection with any merger, recapitalization, reclassification, or tender or exchange offer (for all or any part of the Company's equity securities), whether or not the person making any such transfer votes for or against any transaction involving any such Transfer.

                  "Transferee by Law" has the meaning set forth in Section 5(a) hereof.

                  "Transfer Notice" has the meaning set forth in Section 3(a) hereof.

                  "Warrant Shareholder" has the meaning set forth in the introductory paragraphs.

                  "Warrant" has the meaning set forth in the introductory paragraphs.

                  "Warrant Shares" means the shares of Common Stock issuable pursuant to the exercise of the Warrant.


         12. Miscellaneous Provisions.

         (a) Amendments, Consents, Waivers, Etc.

             (i) This Agreement or any provision hereof may be amended or terminated by the written agreement of the Company and each of the Shareholders.

             (ii) No course of dealing between or among any of the parties to this Agreement shall operate as a waiver of any rights under this Agreement. No waiver of any breach or default hereunder shall be valid unless in a writing signed by the waiving party. No failure or other delay by any person in exercising any right, power, or privilege hereunder shall be or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

         (b) Notices. All notices, requests, payments, instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given, if (i) delivered personally (effective upon delivery), (ii) by certified mail, return receipt requested, postage prepaid (effective five (5) business days after dispatch),
(iii) sent by a reputable, established courier service that guarantees overnight delivery (effective the next business day), or (iv) dispatched by telecopier if the telecopy is received in complete, readable form (effective upon dispatch), at the appropriate and applicable address appearing in the books and records of the Company.

         (c) Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

         (d) Captions. The captions of sections or subsections of this Agreement are for reference only and shall not affect the interpretation or construction of this Agreement.

         (e) Binding Effect and Benefits; Assignment. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement that are for the Shareholder's benefit (as the holders of any shares of Common Stock and Warrant) shall inure to the benefit of all permitted transferees of such shares of Common Stock (including Warrant Shares). Except as specifically permitted hereby, no party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the Company and the Shareholders, and any attempted assignment or delegation without such consent shall be void and of no effect. Nothing in this Agreement shall confer any rights or remedies on any person other than the parties hereto and their respective successors and permitted assigns.

         (f) Construction. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

         (g) Entire Agreement. This Agreement contains the entire understanding and agreement among the parties with respect to the matters contained herein, or between or among any of them, and replaces and supersedes any prior understandings or agreements between or among any of them, with respect to the subject matter hereof.

         (h) Severability. No invalidity or unenforceability of any section of this Agreement or any portion thereof shall affect the validity or enforceability of any other section or the remainder of such section.

         (i) Dispute Resolution. Any dispute, controversy or claim among the parties relating to, arising out of or in connection with this Agreement, including claims in tort, whether arising before or after the termination of this Agreement (any such dispute, controversy or claim being referred to as a "Dispute") shall be settled without litigation and only by use of the following alternative dispute resolution procedure:

                  (1) At the written request of a party, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any Dispute. The discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the parties' representatives for purposes of these negotiations shall be treated as confidential information developed for the purposes of settlement, exempt from discovery and production, and without the concurrence of all parties shall not be admissible in the arbitration described below, or in any ancillary or other legal proceedings. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in the arbitration.

                  (2) If negotiations between the representatives of the parties do not resolve the Dispute within sixty (60) days of the initial written request, the Dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "Rules"). Any party may demand such arbitration in accordance with the procedures set out in the Rules. The arbitration shall take place in New York, New York. The arbitration hearing shall be commenced within six (6) months from the date on which an arbitrator is appointed and continue until such time as an award has been determined, provided, however, that the arbitrator may extend the arbitration beyond such period for good cause. The arbitrator shall have the power to and will instruct each party to produce evidence through discovery (i) that is reasonably requested by the other party to the arbitration in order to prepare and substantiate its case, and (ii) the production of which will not materially delay the expeditious resolution of the dispute being arbitrated; each party agrees to be bound by any such discovery order. The arbitrator shall conduct the proceedings, including discovery, briefing and hearings, in a fair, efficient and expedient manner. No party shall be eligible to receive, and the arbitrator shall not have the authority to award, exemplary or punitive damages unless a statute requires that compensatory damages be increased in a specified manner. The arbitrator shall rule on the Dispute by issuing a written and reasoned opinion within thirty (30) days after the close of hearings. The arbitrator's decision shall be binding and final. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

                  (3) Each party will bear its own costs and expenses in submitting and presenting its position with respect to any Dispute to the arbitrator; provided, however, that if the arbitrator determines that the position taken in the Dispute by the nonprevailing party taken as a whole is unreasonable, the arbitrator may order the nonprevailing party to bear such fees and expenses, and reimburse the prevailing party for all or such portion of its reasonable costs and expenses in submitting and presenting its position, as the arbitrator shall reasonably determine to be fair under the circumstances. Unless the arbitrator orders otherwise pursuant to the foregoing sentence, each party to the arbitration shall share equally the fees and expenses of the arbitrator and the American Arbitration Association.

                  (4) Notwithstanding any other provision of this Agreement, (i) either party may commence an action to compel compliance with this section, and
(ii) if any party, as part of a Dispute, seeks preliminary injunctive relief or any other preliminary equitable remedy, then such party shall be permitted to seek such preliminary injunctive or preliminary equitable relief in any federal or state court or competent jurisdiction before, during or after the pendency of a mediation or arbitration proceeding under this section.

                  (5) In no other event shall either party be liable for consequential, incidental, punitive, exemplary, or indirect damages, in tort, contract or otherwise.

                  (6) Pending final resolution of the dispute, the parties hereto shall proceed with the performance of their obligations under this Agreement.

         (j) Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the internal laws of the State of New York (without reference to choice of law).

         (k) Further Assurances. The parties shall execute and deliver such further instruments and perform such further acts as may reasonably be required to carry out the purposes of this Agreement.

         IN WITNESS WHEREOF, each of the parties has executed this Shareholders Agreement as an agreement under seal on and as of the date first above written.


                           SOUTHERN STAR CENTRAL CORP.


                           By:  ____________________________________
                           Name:  Christopher H. Lee
                           Title: President


                           AIG HIGHSTAR CAPITAL, L.P.

                           By: AIG Highstar Capital GP, L.P.
                               Its General Partner

                           By: AIG Highstar Capital Management, LLC, Its
                               General Partner

                           By: AIG Global Investment Corp., Its Sole Member


                           By:  __________________________________
                           Name:  Christopher H. Lee
                           Title: Managing Director


                           ASC CENTRAL, LLC

                           By: Aircraft Services Corporation,
                               its Managing Member


                              ____________________________________
                              Name:
                              Title: